Exhibit 10.1

                              AMENDMENT AND WAIVER
                              TO CREDIT AGREEMENT

     AMENDMENT AND WAVER, dated as of October 18, 2002 (the "Amendment and Waiver"), with respect to the Credit Agreement dated as of February 21, 2002 (as amended, restated, supplemented or modified, from time to time, the "Credit Agreement"), by and among VASOMEDICAL, INC., a Delaware corporation (the "Company") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

                                    RECITALS

     The Company has requested and the Bank has agreed, subject to the terms and conditions of this Amendment, to amend and waive certain provisions of the Credit Agreement as herein set forth.

     Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     I.   Amendments.

     Section 1.1. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

     "Borrowing Base" shall mean an amount equal to seventy percent (70%) of the face amount of all Eligible Accounts of the Company, provided, however, the Bank may increase such percentage from time to time in its sole discretion based upon the results of field exams and appraisals to be conducted by the Bank or its agents from time to time.

     "Consolidated Tangible Net Worth" shall mean, for any period (a) total consolidated assets of the Company and its Subsidiaries (excluding any intangible assets) less (b) deferred tax assets less (c) total consolidated liabilities of the Company and its Subsidiaries, in each case determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Revolving Credit Commitment" shall mean the Bank's obligation to make Revolving Credit Loans to the Company in an aggregate amount not to exceed
     (a) $2,000,000, at any time that Consolidated Net Income of the Company and its Subsidiaries, for the immediately preceding three-month period, is less than $1.00, and (b) $5,000,000, at any other time, as such amounts may be adjusted in accordance with the terms of this Agreement.

     Section 1.2. The last sentence of the definition of "Consolidated EBIT" is hereby amended and restated in its entirety to provide as follows:

     "All of the foregoing categories shall be calculated (without duplication) for the fiscal quarter ending on the date of calculation thereof."

     Section 1.3. The last sentence of the definition of "Consolidated EBITDA" is hereby amended and restated in its entirety to provide as follows:

     "All of the foregoing categories shall be calculated (without duplication) for the fiscal quarter ending on the date of calculation thereof."

     Section 1.4. The definition of "Eligible Inventory" is hereby deleted in its entirety.

     Section 1.5. Section 2.01(a) of the Credit Agreement is amended by amending and restating the first sentence thereof in its entirety to provide as follows:

     "Subject to the terms and conditions, and relying upon the representations and warranties set forth herein, and subject to the next sentence, the Bank agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period, up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans at such time would exceed the lesser of (i) the Revolving Credit Commitment in effect at such time or
     (ii) the then current Borrowing Base.

     Section 1.6. Section 3.1 is hereby amended by amending and restating subsections "(a)" and "(b)" thereof in their entirety to provide as follows:

     "(a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate plus a margin of one-half of one percent (.50%) per annum.

     (b) Each LIBOR Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus a margin of two percent (2.0%) per annum."

     Section 1.7. Section 5.02 of the Credit Agreement is hereby amended by adding the following new subsection "(e)" immediately after subsection "(d)" thereof:

     "(e) Borrowing Base Certificate. On the date of each borrowing hereunder, the Company shall have delivered to the Bank a duly completed Borrowing Base Certificate, dated such date and signed by the Chief Financial Officer of the Company."

     Section 1.8. Section 5.03(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "(d) Availability. After giving effect to any requested Revolving Credit Loan, (i) the outstanding principal amount of the Revolving Credit Loans shall not exceed the lesser of (A) the then current Borrowing Base and (B) the Revolving Credit Commitment then in effect, (ii) cash and cash equivalents of the Company and its Subsidiaries not subject to any Lien or other restriction shall not be less than fifty percent (50%) of the aggregate outstanding principal amount of the Revolving Credit Loans"

     Section 1.9. Section 6.03(e) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "(e) as soon as available, and in any event within twenty (20) days of the end of each calendar month, monthly accounts receivable agings summaries of the Company and a monthly Borrowing Base Certificate, provided that at any time that there are no outstanding Revolving Credit Loans, the Company shall only be required to provide to the Bank quarterly accounts receivables agings summaries, within twenty (20) days of the end of each fiscal quarter;"

     Section 1.10. Section 7.02(h) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "(h) Intentionally omitted."

     Section 1.11. Section 7.03(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "(d) Intentionally Omitted."

     Section 1.12. Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of its Subsidiaries as existing as of the Closing Date and (b) Eligible Investments. Notwithstanding anything to the contrary herein, no loans or investments shall be made to Viromedics, Inc., a Delaware corporation, at any time that it shall be an Inactive Subsidiary."

     Section 1.13. Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "(a) Leverage Ratio. Commencing with the fiscal quarter ending February 28, 2003, permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than the 2.25:1.00, at the end of any fiscal quarter."

     Section 1.14. Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     (b) Interest Coverage Ratio. Commencing with the fiscal quarter ending February 28, 2003, permit the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than 5.00:1.00, at the end of any fiscal quarter.

     Section 1.15. Section 7.13(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     "(c) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than the amount set forth below opposite the applicable fiscal quarter:

Fiscal Quarter Ending                 Consolidated Tangible Net Worth
---------------------                 -------------------------------
November 30, 2002                  $12,583,651 (the "Reference Amount")
February 28, 2003 and the          The Reference Amount plus 50% of
last day of each fiscal quarter    Consolidated Net Income (but not net loss) of
thereafter                         the Company for the fiscal quarter then
                                   ending"

     Section 1.16. Section 7.13(d) of the Credit Agreement is amended and restated in its entirety to provide as follows:

     "(d) Consolidated Net Income. Permit Consolidated Net Income to be less than (i) ($600,000), for the fiscal quarter ending November 30, 2002, or
     (ii) $1.00, at the end of any fiscal quarter thereafter with respect to the fiscal quarter then ending."

     Section 1.17. Section 7.13 of the Credit Agreement is further amended by adding the following new subsection "(f)" immediately following subsection "(e)" thereof:

     "(f) Consolidated Liquidity. Permit cash and cash equivalents of the Company and its Subsidiaries not subject to any Lien or other restriction, to be less than fifty percent (50%) of the aggregate outstanding principal amount of the Revolving Credit Loans.

     Section 1.18. Exhibit A and Exhibit F to the Credit Agreement are hereby amended and replaced with Exhibit A and Exhibit F, respectively, attached to this Amendment and Waiver.

     II. Waiver.

     Section 2.1. The Bank hereby waives the Company's compliance with Section 7.13(a) of the Credit Agreement, Leverage Ratio, for the fiscal quarter ended August 31, 2002, provided that the ratio of Consolidated Funded Debt to Consolidated EBITDA was not less than (0.93):1.00 at the end of such fiscal quarter.

     Section 2.2. The Bank hereby waives the Company's compliance with Section 7.13(b) of the Credit Agreement, Interest Coverage Ratio, for the fiscal quarter ended August 31, 2002, provided that the ratio of Consolidated EBIT to Consolidated Interest Expense was not less than (25.07):1.00 at the end of such fiscal quarter.

     Section 2.3. The Bank hereby waives the Company's compliance with Section 7.13(c), Consolidated Tangible Net Worth, for the fiscal quarter ended August 31, 2002, provided that Consolidated Tangible Net Worth was not less than $13,183,651 at the end of such fiscal quarter.

     Section 2.4. The Bank hereby waives the Company's compliance with Section 7.13(d) of the Credit Agreement, Consolidated Net Income, for the fiscal quarter ended August 31, 2002, provided that the Consolidated Net Income was not less than ($4,234,278) at the end of such fiscal quarter.

     Section 2.5. The waivers set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute, directly or by implication, a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising (except as contemplated by Sections 2.1, 2.2, 2.3 and 2.4 above ).

     III. Miscellaneous.

     Section 3.1. This Amendment and Waiver shall become effective only upon receipt by the Bank of (a) this Amendment and Waiver, duly executed by the Company and the Guarantor, (b) the Amended and Restated Revolving Credit Note, substantially in the form of Exhibit A attached hereto, duly executed by the Company and (b) an amendment fee of $15,000.

     Section 3.2. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

     Section 3.3. All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

     Section 3.4. This Amendment and Waiver shall constitute a Loan Document.

     Section 3.5. As expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof. The Credit Agreement is ratified and confirmed in all respects by the Company. The amendments and waivers herein are limited specifically to the matters set forth above and for the specific instance and purposes for which given and to not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

     Section 3.6. The Company hereby represents and warrants that (i) the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document are true and correct on the date hereof, and (ii) after giving effect to this Amendment and Waiver, no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default exists under the Credit Agreement or any other Loan Document.

     Section 3.7. This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment and Waiver.

[next page is signature page]

     IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

                                VASOMEDICAL, INC.


                        By: /s/ Joseph A. Giacalone
                        ---------------------------
                                Name: Joseph Giacalone
                                Title: Chief Financial Officer


                                FLEET NATIONAL BANK


                        By: /s/ Jeffrey A. Morris
                        -------------------------
                                Name:  Jeffrey A. Morris
                                Title: Senior Vice President

                                    CONSENT

The undersigned, not parties to the Credit Agreement but as a Guarantor under the Guaranty dated as of February 21, 2002, hereby acknowledges the terms of the Amendment and Waiver contained herein and confirms that its Guaranty is in full force and effect.

                                180 LINDEN AVENUE CORPORATION


                        By: /s/ Joseph A. Giacalone
                        ---------------------------
                                Name: Joseph A. Giacalone
                                Title: Vice President

                                   EXHIBIT A
                                   ---------

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

$5,000,000                                              Suffolk County, New York
                                                                October 18, 2002

     FOR VALUE RECEIVED, VASOMEDICAL, INC., a Delaware corporation (the "Company"), promises to pay to the order of FLEET NATIONAL BANK (the "Bank"), on or before the Revolving Credit Commitment Termination Date, the principal amount of FIVE MILLION DOLLARS ($5,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company under the Credit Agreement referred to below.

     The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

               This Note  is the  "Revolving  Credit  Note"  referred  to in the
                    Credit Agreement dated as of February 21, 2002, by and between the Company and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     Each of the Bank and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Bank or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Note.

     This Note is subject to  optional  and  mandatory  prepayments  pursuant to
Section 3.03 of the Credit Agreement.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet National Bank, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     This Note amends and restates in its entirety and given in substitution for, but not in satisfaction of, that certain Revolving Credit Note dated as of February 21, 2002, issued by the Company in favor of the Bank in the original principal sum of $15,000,000.00 (the "Original Note"). In addition to evidencing the indebtedness formerly evidenced by the Original note, this Note shall evidence any accrued and unpaid interest on the Original Note.

     The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.


                                VASOMEDICAL, INC.


                        By: /s/ Joseph A. Giacalone
                        ---------------------------
                                Name:   Joseph A. Giacalone
                                Title:  Chief Financial Officer

                                    SCHEDULE


Date      Principal    Type              Applicable   Amount of       Notation
 of       Amount of    of     Interest   Interest     Principal       Made
Loan      Loan         Loan   Rate       Period       Paid            By
----      ---------    ----   --------   ----------   ---------       --------

                                   EXHIBIT F
                                   ---------

                          FORM OF NOTICE OF BORROWING

                                                        [Date]
Fleet National Bank
300 Broad Hollow Road
Melville, New York 11747
Attention: Jeffrey A. Morris,
           Senior Vice President

                Re:  Vasomedical, Inc.
Gentlemen:

     Pursuant to the Credit Agreement dated as of February 21, 2002, (as the same may have been and may hereafter be amended, modified or supplemented the "Credit Agreement") by and among Vasomedical, Inc. and Fleet National Bank, we hereby give you irrevocable notice that we request a Revolving Credit Loan as follows:

        1.      Amount of Loan:         $____________
        2.      Borrowing Date:         _____________
        3.      Type of Loan:           [Prime Rate Loan] [LIBOR Rate Loan]
        4.      Interest Period:        [Specify 1, 2, 3, or 6 months]

     We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder; (iii) the Company has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; (iv) after giving effect to the requested Revolving Credit Loan, the outstanding principal amount of the Revolving Credit Loans shall not exceed the lesser of (a) the current Borrowing Base and (b) the Revolving Credit Commitment currently in effect, and (v) cash and cash equivalents of the Company and its Subsidiaries not subject to any Lien or other restriction is not less than fifty percent (50%) of the aggregate outstanding principal amount of the Revolving Credit Loans (including the requested Revolving Credit Loan).

     Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

     IN WITNESS WHEREOF, the Company has caused this document to be executed and delivered by its Executive Officer as of the date written above.

                                VASOMEDICAL, INC.

                                By: ________________________
                                Title:  Chief Financial Officer